Silk Road Medical Reports Second Quarter 2020 Financial Results

SUNNYVALE, Calif. – August 5, 2020 – Silk Road Medical, Inc. (Nasdaq: SILK), a company focused on reducing the risk of stroke and its devastating impact, today reported financial results for the three months ended June 30, 2020.
“While the second quarter posed several challenges, we are pleased with our performance and we remain unwavering in our commitment to change the standard of care in carotid artery disease. Our results are a testament to our team, our clinical outcomes and our commercial strategy, as well as reflective of the underlying demand for TCAR,” said Erica Rogers, President and Chief Executive Officer of Silk Road Medical. “As expected, procedure volumes were lowest in April, then recovered significantly in May and further in June. We have recently begun to experience more regional variability and procedure slowdowns due to the resurgence of COVID-19 cases and related restrictions, and as such, remain cautiously optimistic as we look to the second half of the year.”
Ms. Rogers continued, “Despite the challenging environment, we made meaningful progress on our strategic initiatives in the second quarter and strengthened our balance sheet with a successful follow-on offering. We are increasingly confident in our positioning as we continue with planned investments to drive durable, long term growth.”
Second Quarter 2020 Financial Results
Revenue for the second quarter of 2020 was $15.1 million, an increase of $0.2 million or 1%, compared to the second quarter of 2019. Second quarter revenue in 2020 included the recognition of $1.3 million in deferred revenue due to a decrease in the provision for sales returns related to certain prior sales with a shorter shelf life, coupled with the downward trend in the company’s historical returns rate. Excluding the contribution of the $1.3 million, second quarter revenue declined 8% compared to the second quarter of 2019. The company does not anticipate future potential decreases in the sales return provision to materially impact subsequent quarters.
Gross profit for the second quarter of 2020 was $9.8 million compared to $11.2 million for the second quarter of 2019. Gross margin for the second quarter of 2020 declined to 65% compared to 75% in the second quarter of 2019, driven by unfavorable production variances as a result of temporarily idled manufacturing operations and lower demand, partially offset by the decrease in the provision for sales returns.
Operating expenses were $19.2 million for the second quarter of 2020, compared to $17.2 million in the corresponding prior year period, which represents an increase of 11%. The increase was driven primarily by selling, general and administrative expenses related to growth in our commercial team and marketing efforts as well as costs related to being a public company. Expense growth was modulated by cost control initiatives and the natural reduction in travel, tradeshow and other expenses due to the COVID-19 pandemic.
Net loss was $10.4 million in the second quarter of 2020, or a loss of $0.32 per share, as compared to $12.0 million, or a loss of $0.42 per share, in the corresponding period of the prior year. This metric for the second quarter of 2019 included a $5.3 million noncash charge resulting from the remeasurement of the fair value of our convertible preferred stock warrant liability.
Cash, cash equivalents, and short-term investments were $157.9 million as of June 30, 2020.
2020 Financial Guidance
Silk Road Medical is not providing annual guidance for 2020 given the uncertain scope and duration of the COVID-19 pandemic.
Conference Call
Silk Road Medical will host a conference call at 2:00 p.m. PT / 5:00 p.m. ET on Wednesday, August 5, 2020 to discuss its second quarter 2020 financial results. The call may be accessed through an operator by calling (844) 883-3861 for domestic callers and (574) 990-9820 for international callers using conference ID: 3681776. A live and archived webcast of the event will be available at https://investors.silkroadmed.com/.
About Silk Road Medical
Silk Road Medical, Inc. (NASDAQ: SILK), is a medical device company located in Sunnyvale, California, that is focused on reducing the risk of stroke and its devastating impact. The company’s flagship procedure, TransCarotid Artery Revascularization (TCAR), is clinically proven to treat blockages in the carotid artery at risk of causing a stroke. For more information on how Silk Road Medical is delivering brighter patient outcomes through brighter clinical thinking, visit www.silkroadmed.com and connect on Twitter, LinkedIn and Facebook.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These statements include statements regarding the impact of COVID-19 on our business, financial guidance, progress made on achieving our corporate goals, and the overall strength of our business and culture. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include risks described in the section entitled Risk Factors and elsewhere in our filing made with the Securities and Exchange Commission in Silk Road’s Quarterly Report on Form 10-Q filing made with the Securities and Exchange Commission on May 15, 2020. These forward-looking statements speak only as of the date hereof and should not be unduly relied upon. Silk Road Medical disclaims any obligation to update these forward-looking statements.

Investors:
Lynn Lewis or Caroline Paul
Gilmartin Group
investors@silkroadmed.com

Media:
Michael Fanucchi
Silk Road Medical
mfanucchi@silkroadmed.com

SILK ROAD MEDICAL, INC.
Statements of Operations Data
(Unaudited, in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Revenue	$15,094	$14,928	$34,027	$27,694
Cost of goods sold	5,336	3,697	10,586	7,035
Gross profit	9,758	11,231	23,441	20,659
Operating expenses:
Research and development	3,393	3,113	6,522	5,820
Selling, general and administrative	15,758	14,135	35,450	28,001
Total operating expenses	19,151	17,248	41,972	33,821
Loss from operations	(9,393)	(6,017)	(18,531)	(13,162)
Interest income	299	598	702	650
Interest expense	(1,203)	(1,207)	(2,406)	(2,560)
Remeasurement of warrant liability and other income (expense), net	(56)	(5,333)	(59)	(21,045)

Net loss	(10,353)	(11,959)	(20,294)	(36,117)

Other comprehensive loss:
Unrealized gain (loss) on investments, net	(126)	—	314	—
Net change in other comprehensive loss	(126)	—	314	—

Net loss and comprehensive loss	$(10,479)	$(11,959)	$(19,980)	$(36,117)

Net loss per share, basic and diluted	$(0.32)	$(0.42)	$(0.63)	$(2.42)

Weighted average common shares used to compute net loss per share, basic and diluted	32,682,360	28,458,793	32,010,335	14,905,052

SILK ROAD MEDICAL, INC.
Balance Sheets Data
(Unaudited, in thousands)

	June 30, 2020	December 31, 2019

Assets
Current assets
Cash and cash equivalents	$73,442	$39,181
Short-term investments	84,416	51,508
Accounts receivable, net	7,753	8,601
Inventories	11,621	10,322
Prepaid expenses and other current assets	3,863	2,878
Total current assets	181,095	112,490
Long-term investments	—	18,224
Property and equipment, net	2,885	2,734
Restricted cash	310	310
Other non-current assets	3,233	3,644
Total assets	$187,523	$137,402
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$2,542	$1,898
Accrued liabilities	9,142	15,034
Total current liabilities	11,684	16,932
Long-term debt	45,066	44,879
Other liabilities	3,693	3,700
Total liabilities	60,443	65,511

Stockholders' equity
Preferred stock, $0.001 par value	—	—
Common stock, $0.001 par value	34	31
Additional paid-in capital	338,550	263,384
Accumulated other comprehensive income	316	2
Accumulated deficit	(211,820)	(191,526)
Total stockholders' equity	127,080	71,891
Total liabilities and stockholders' equity	$187,523	$137,402